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                                      ETOYS INC.





                     SERIES B PREFERRED STOCK PURCHASE AGREEMENT





                            INITIAL CLOSING:  JUNE 3, 1998


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                                      ETOYS INC.

                     SERIES B PREFERRED STOCK PURCHASE AGREEMENT

     This Series B Preferred Stock Purchase Agreement (the "AGREEMENT") is made as of the 3rd day of June, 1998, by and between eToys Inc., a Delaware corporation (the "COMPANY") and the investors listed on EXHIBIT A attached hereto (each a "PURCHASER" and together the "PURCHASERS").

     The parties hereby agree as follows:

     1.   PURCHASE AND SALE OF PREFERRED STOCK.

          1.1  SALE AND ISSUANCE OF SERIES B PREFERRED STOCK.

               (a) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Second Amended and Restated Certificate of Incorporation in the form attached hereto as EXHIBIT B (the "RESTATED CERTIFICATE").

               (b) Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to each Purchaser at the Closing that number of shares of Series B Preferred Stock set forth opposite each such Purchaser's name on EXHIBIT A attached hereto at a purchase price of $2.1032 per share. The shares of Series B Preferred Stock issued to the Purchaser pursuant to this Agreement shall be hereinafter referred to as the "STOCK."

          1.2  CLOSING; DELIVERY.

               (a) The purchase and sale of the Stock shall take place at the offices of Venture Law Group, 2800 Sand Hill Road, Menlo Park, California, at 12:00 p.m., on June 3, 1998, or at such other time and place as the Company and the Purchasers purchasing a majority of the shares of Stock mutually agree upon, orally or in writing (which time and place are designated as the "CLOSING").

               (b) At the Closing, the Company shall deliver to each Purchaser a certificate representing the Stock being purchased thereby against payment of the purchase price therefor by check payable to the Company, wire transfer to the Company's bank account, cancellation of indebtedness, or any combination thereof. In the event that payment by a Purchaser is made, in whole or in part, by cancellation of indebtedness, then such Investor shall surrender to the Company for cancellation at the Closing any evidence of such indebtedness or shall executed an instrument of cancellation in form and substance acceptable to the Company.

               (c) If the full number of the authorized shares of Series B Preferred Stock of the Company is not sold at the Closing, the Company shall have the right, at any time prior to June 17, 1998, to sell the remaining authorized but unissued shares of Series B Preferred Stock to one or more additional purchasers as determined by the Company, or to any Purchaser


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hereunder who wishes to acquire additional shares of Series B Preferred Stock at the price and on the terms set forth herein, provided that any such additional purchaser shall be required to execute an Addendum Agreement substantially in the form attached hereto as EXHIBIT H. Any additional purchaser so acquiring shares of Series B Preferred Stock shall be considered a "Purchaser" for purposes of this Agreement, and any Series B Preferred Stock so acquired by such additional purchaser shall be considered "Stock" for purposes of this Agreement and all other agreements contemplated hereby.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser that, except as set forth on a Schedule of Exceptions attached hereto as EXHIBIT C, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

          2.2 CAPITALIZATION. The authorized capital of the Company consists, or will consist, immediately prior to the Closing, of:

               (a) Eighteen Million Nine Hundred Twenty-Six Thousand Four Hundred Twenty-Three (18,926,423) shares of Preferred Stock, Seven Million Thirty-Nine Thousand Seven Hundred Seventy-Four (7,039,774) shares of which have been designated Series A Preferred Stock, of which Six Million Three Hundred Eighteen Thousand Seventeen (6,318,017) shares are issued and outstanding; and Eleven Million Eight Hundred Eighty-Six Thousand Six Hundred Forty-Nine (11,886,649) shares of Series B Preferred Stock, none of which are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate.

               (b) Fifty Million (50,000,000) shares of Common Stock, Eleven Million Seven Thousand Two Hundred Fifty-Nine (11,007,259) shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws. The Company has reserved Eleven Million Eight Hundred Eighty-Six Thousand Six Hundred Forty-Nine (11,886,649) shares of Common Stock for issuance upon conversion of the Series B Preferred Stock.

               (c) The Company has reserved Five Million Eight Hundred Thousand (5,800,000) shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 1997 Stock Option Plan duly adopted by the Board of Directors and approved by the Company stockholders (the "STOCK PLAN"). Of such reserved shares of Common Stock, options to purchase One Million Nine Hundred Three Thousand (1,903,000) shares have been granted and are currently outstanding, options to purchase Seventy-Four Thousand One Hundred Sixty-Seven (74,167) shares have been exercised, and Three


                                         -2-
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Million Eight Hundred Twenty-Two Thousand Eight Hundred Thirty-Three (3,822,833)
shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

               (d) Except for currently outstanding options issued pursuant to the Stock Plan, warrants to purchase 721,757 shares of Series A Preferred Stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which effects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

          2.3 SUBSIDIARIES. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

          2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Amended and Restated Investors' Rights Agreement, in the form attached hereto as EXHIBIT D (the "INVESTORS' RIGHTS AGREEMENT"), the Amended and Restated Right of First Refusal and Co-Sale Agreement in the form attached hereto as EXHIBIT E (the "CO-SALE AGREEMENT"), and the Amended and Restated Voting Agreement in the form attached hereto as EXHIBIT F (the "VOTING AGREEMENT") and the Letter Agreement between Intel Corporation in the form attached hereto as EXHIBIT I (the "INTEL LETTER AGREEMENT") and collectively with this Agreement, the Investors' Rights Agreement, the Co-Sale Agreement and the Voting Agreement (the "AGREEMENTS"), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Stock and the Common Stock issuable upon conversion of the Stock (together, the "SECURITIES") has been taken or will be taken prior to the Closing, and the Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          2.5 VALID ISSUANCE OF SECURITIES. The Stock that is being issued to the Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights Agreement and applicable state and federal securities laws. Based in part upon the representations of the Purchasers in this Agreement and subject to the provisions of Section 2.7 below, the Stock will be issued in compliance with all applicable federal and state


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securities laws.  The Common Stock issuable upon conversion of the Stock has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights Agreement and applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws.

          2.6 OFFERING. Subject in part to the truth and accuracy of each Purchaser's representations set forth in Section 3 of the Agreement, the offer, sale and issuance of the Series B Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of any applicable stock and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          2.7 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, other applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the "SECURITIES ACT").

          2.8 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its subsidiaries that questions the validity of the Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its subsidiaries currently pending or which the Company or any of its subsidiaries intends to initiate.

          2.9 PATENTS AND TRADEMARKS. To its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes and, to its knowledge, all patent rights necessary for its business without any conflict with, or infringement of, the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, servicemarks, tradenames, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed to be conducted in the Business Plan (as defined in Section 2.12), would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business as proposed to be conducted in the Business Plan. Neither the execution or delivery of this Agreement or the agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed in the Business Plan, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of (i) idealab! and (ii) any of the Company's employees or people it currently intends to hire made prior to or outside the scope of their employment by the Company. No employee of idealab! has developed any technology which constitutes a material portion of any of the Company's products, and, to the best of the Company's knowledge, no current or former stockholder, employee, officer, director or consultant of the Company has (directly or indirectly) any right, title or interest in any intellectual property necessary for the operation of the business of the Company as presently conducted or as proposed to be conducted in the Business Plan.

          2.10 COMPLIANCE WITH OTHER INSTRUMENTS. As of the date of the Closing, the Company is not in violation or default of any provisions of its Restated Certificate or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization applicable to the Company, its business or operations or any of its assets or properties, which suspension, revocation, impairment, forfeiture or nonrenewal will have a material adverse effect on the Company's financial condition, operating results, business or operations.

          2.11 AGREEMENTS; ACTION.

               (a) There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

               (b) Except for agreements explicitly contemplated by the Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company or any of its subsidiaries is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company or any of its subsidiaries in excess of, $10,000, (ii) the license of any patent, copyright, trade secret or other

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proprietary right to or from the Company or any of its subsidiaries, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or
(iv) indemnification by the Company with respect to infringements of proprietary rights.

               (c)  Neither the Company nor any of its subsidiaries has
(i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $10,000 or in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

               (d) For the purposes of subsections (b) and (c) above, the indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity shall be aggregated for the purpose of meeting the individual minimum dollar amounts with such subsections.

               (e) The Company is not a party to and is not bound by any contract, agreement or instrument, or, at the time of Closing, subject to any restriction under its Restated Certificate or Bylaws, that adversely affects its business, its properties or its financial condition.

          2.12 DISCLOSURE. The Company has fully provided the Purchasers with all the information that the Purchasers have requested for deciding whether to acquire the Stock and all information that the Company believes is reasonably necessary to enable the Purchasers to make such a decision, including certain of the Company's projections describing its proposed business (collectively, the "BUSINESS PLAN"). To the Company's knowledge, no representation or warranty of the Company contained in this Agreement and the exhibits attached hereto, any certificate furnished or to be furnished to Purchasers at the Closing, or the Business Plan (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Business Plan and the financial and other projections contained in the Business Plan concerning the Company were prepared in good faith; however, the Company does not warrant that it will achieve such projections.

          2.13 NO CONFLICT OF INTEREST. The Company is not indebted, directly or indirectly, to any (i) of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees and (ii) affiliate of the Company. To the Company's knowledge, none of the Company's officers or directors, or any members of their immediate families, or any affiliate of the Company, are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company's stock) or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or

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corporation which competes with the Company except that officers, directors and/or stockholders of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded companies that may compete with the Company. To the Company's knowledge, none of the Company's officers or directors or any members of their immediate families, or any affiliate of the Company, are, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

          2.14 RIGHTS OF REGISTRATION AND VOTING RIGHTS. Except as contemplated in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. To the Company's knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

          2.15 PRIVATE PLACEMENT. Subject in part to the truth and accuracy of the Purchasers' representations set forth in this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement is exempt from the registration requirements of the Securities Act.

          2.16 TITLE TO PROPERTY AND ASSETS. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

          2.17 FINANCIAL STATEMENTS. The Company has made available to each Purchaser its unaudited financial statements (including balance sheet and profit and loss statement) as of and for the twelve-month period ended March 31, 1998 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject, in the case of the unaudited Financial Statements, to normal year-end audit adjustments, which individually or in the aggregate will not be material to the financial condition or operating results of the Company. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than
(i) liabilities incurred in the ordinary course of business subsequent to March 31, 1998 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnity of any indebtedness of any other person, firm or corporation. The

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Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          2.18 CHANGES.  Since March 31, 1998, there has not been:

               (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

               (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted in the Business Plan);

               (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

               (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

               (e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

               (f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

               (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

               (h) any resignation or termination of employment of any officer or key employee of the Company; and the Company does not know of any impending resignation or termination of employment of any such officer or key employee;

               (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

               (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

               (k) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

               (l) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

               (m) to the best of the Company's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted in the Business Plan); or

               (n) any arrangement or commitment by the Company to do any of the things described in this Section 2.18.

          2.19 EMPLOYEE BENEFIT PLANS. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

          2.20 TAX RETURNS, PAYMENTS AND ELECTIONS. The Company has filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "CODE"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns have ever been audited by governmental authorities. Since the date of the Financial Statements, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books or accounts for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

          2.21 INSURANCE. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed; and the Company has insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

          2.22 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have any present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company, without the obligation to pay any severance or other compensation. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. The Company is not a party to or bound to any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement.

          2.23 CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENTS. Each former and current employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers. The Company is not aware that any of its former and current employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation. All consultants to or vendors of the Company with access to confidential information of the Company are parties to a written agreement substantially in the form or forms provided to counsel for the Purchasers under which, among other things, each such consultant or vendor is obligated to maintain the confidentiality of confidential information of the Company. The Company is not aware that any of its consultants or vendors are in violation thereof, and the Company will use its best efforts to prevent any such violation.

          2.24 PERMITS. The Company and each of its subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

          2.25 CORPORATE DOCUMENTS. The Restated Certificate and Bylaws of the Company are in the form provided to counsel for the Purchasers. The copy of the minute books of the Company provided to the Purchasers' counsel contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

          2.26 SECTION 83(b) ELECTIONS. To the best of the Company's knowledge, all individuals who have purchased unvested shares of the Company's Common Stock have timely filed elections under Section 83(b) of the Code.

          2.27 SIGNIFICANT CUSTOMERS AND SUPPLIERS. No major customer or supplier as of the date the Financial Statements has materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

          2.28 QUALIFIED SMALL BUSINESS STOCK. As of the Closing, (i) the Company will be an eligible corporation as defined in Section 1202(e)(4) of the Code, (ii) the Company will not have made any purchases of its own stock during the one-year period proceeding the Closing having an aggregate value exceeding five percent (5%) of the aggregate value of all its stock as of the beginning of such period and (iii) the Company's aggregate gross assets, as defined by Code
Section 1202(d)(2), at no time since incorporation and through the Closing have exceeded or will exceed $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with the Code Section 1202(d)(3).

          2.29 REAL PROPERTY HOLDING COMPANY. The Company is not a real property holding company within the meaning of Section 897 of the Code.

          2.30 MANUFACTURING AND MARKETING RIGHTS. The Company has not granted rights to manufacture, produce, assemble, lease, market or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute market or sell its products.

     3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company that:

          3.1 AUTHORIZATION. The Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or
(b) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Purchaser represents that it has full power and authority to enter into this Agreement. The Purchaser has not been formed for the specific purpose of acquiring the Securities.

          3.3 DISCLOSURE OF INFORMATION. The Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Stock with the Company's management and has had an opportunity to review the Company's facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

          3.4 RESTRICTED SECURITIES. The Purchaser understands that the Securities have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Investors' Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

          3.5 NO PUBLIC MARKET. The Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

          3.6 LEGENDS. The Purchaser understands that the Securities and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

               (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

               (b)  Any legend set forth in the other Agreements.

               (c) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

          3.7 ACCREDITED INVESTOR. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Act.

          3.8 FOREIGN INVESTORS. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Stock or any use of this Agreement, including
(i) the legal requirements within its jurisdiction for the purchase of the Stock, (ii) any foreign exchange restrictions applicable to such purchase,
(iii) any governmental or other consents that may need to be obtained, and
(iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Stock. Such Purchaser's subscription and payment for and continued beneficial ownership of the Stock, will not violate any applicable securities or other laws of the Purchaser's jurisdiction.

     4. CONDITIONS OF THE PURCHASERS' OBLIGATIONS AT CLOSING. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

          4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

          4.2 PERFORMANCE. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          4.3 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that there shall have been no adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since the date of the Financial Statements.

          4.4 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

          4.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchasers' special counsel, and they shall have received all such counterpart and certified or other copies of such documents as they may reasonably request.

          4.6 OPINION OF COMPANY COUNSEL. The Purchasers shall have received from Venture Law Group, A Professional Corporation, counsel for the Company, an opinion, dated as of the Closing, in substantially the form of EXHIBIT G.

          4.7 BOARD OF DIRECTORS. As of the Closing, the size of the Company's Board of Directors shall be increased to six (6) members. As of the Closing, the holders of a majority of the outstanding Series A Preferred Stock will have the right to designate one (1) board seat, which designee shall initially be a representative of DynaFund, the holders of a majority of the outstanding
Series B Preferred Stock will have the right to designate two (2) board seats, one such designee shall initially be a representative of Highland Capital Partners and the second designee shall initially be a representative of Sequoia Capital, and the holders of a majority of the outstanding Common Stock will have the right to designate two (2) board seats, which designees shall initially be William Gross and Edward C. Lenk. The remaining directors of the Company shall be designated by the holders of a majority of the outstanding Common and Preferred Stock, voting together as a single class, and as of the Closing such designee shall be Peter Hart.

          4.8 INVESTORS' RIGHTS AGREEMENT. The Company, each Purchaser and each Founder shall have executed and delivered the Investors' Rights Agreement in substantially the form attached as EXHIBIT D.

          4.9 CO-SALE AGREEMENT. The Company, each Purchaser, and each Founder shall have executed and delivered the Co-Sale Agreement in substantially the form attached as EXHIBIT E.

          4.10 VOTING AGREEMENT. The Company and each Purchaser shall have executed and delivered the Voting Agreement in substantially the form attached as EXHIBIT F.

          4.11 RESTATED CERTIFICATE. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Closing Date, which shall continue to be in full force and effect as of the Closing Date.

          4.12 CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT. The Company and each of its employees shall have entered into the Company's standard form Confidential Information and Invention Assignment Agreement, in substantially the form provided to the Purchasers.

          4.13 HIGHLAND CERTIFICATE. The Company shall have provided to Highland Capital Partners III Limited Partnership ("HIGHLAND") a certificate of the direct and indirect holdings of securities of the Company by certain persons designated by Highland as required by Highland's governing documents.

          4.14 INTEL LETTER AGREEMENT. Each Purchaser shall have executed and delivered the Intel Letter Agreement in substantially the form attached as
EXHIBIT I.

     5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

          5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          5.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing shall have been performed or complied with in all material respects.

          5.3 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

     6.   MISCELLANEOUS.

          6.1 SURVIVAL OF WARRANTIES. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

          6.2 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          6.3 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

          6.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          6.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          6.6 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight
(48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or on EXHIBIT A hereto, or as subsequently modified by written notice, and (a) if to the Company, with a copy to Venture Law Group, A Professional Corporation, 2800 Sand Hill Road, Menlo Park, California 94025, Attention: Glen R. Van Ligten or (b) if to Highland Capital Partners, with a copy to Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, Massachusetts 02110, Attention: Michael
J. Riccio, Jr.

          6.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          6.8 FEES AND EXPENSES. The Company shall pay at Closing the reasonable fees and expenses of Hutchins, Wheeler & Dittmar, A Professional Corporation, the counsel for the Purchasers, incurred with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby, provided such fees and expenses do not exceed $15,000.

          6.9 ATTORNEY'S FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          6.10 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended with the written consent of the Company and the holders of at least 66 2/3% of the Common Stock issued or issuable upon conversion of the Stock. Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon the Purchasers and each transferee of the Stock (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

          6.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          6.12 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

          6.13 ENTIRE AGREEMENT. This Agreement, the documents referred to herein and certain side letter agreements between the Company and Intel Corporation and the Company and the DynaFund entities concerning Board visitation rights constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

          6.14 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

          6.15 CONFIDENTIALITY. Each party hereto agrees that, except with the prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Stock purchased hereunder. Without granting any right or license, each party agrees that the foregoing clauses shall not apply with respect to any information after five (5) years following the disclosure thereof or any information that the other party can document (i) is or becomes (through no improper action or inaction by such party or any affiliate, agent, consultant or employee) generally available to the public, (ii) was in its possession known by it prior to receipt from the other party, or (iii) was rightfully disclosed to it by a third party without restriction. The provisions of this Section 6.15 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby, including, without limitation, the Intel Letter Agreement.

          6.16 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

          6.17 WAIVER OF CONFLICTS. Each party to this Agreement acknowledges that Venture Law Group, counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Purchasers in matters unrelated to the transactions described in this Agreement, including the representation of such Purchasers in venture capital financings and other matters. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; and (b) gives its informed consent to Venture Law Group's representation of certain of the Purchasers in such unrelated matters and to Venture Law Group's representation of the Company in connection with this Agreement and the transactions contemplated hereby.



                               [Signature Pages Follow]

     The parties have executed this Series B Preferred Stock Purchase Agreement as of the date first written above.

                                   COMPANY:


                                   eTOYS INC.



                                   By:  /s/ Edward C. Lenk
                                        ----------------------------------------
                                        Edward C. Lenk
                                        President and Chief Executive officer

                                   Address:  1640 Fifth Street, Suite 124
                                             Santa Monica, CA  90401



                             SIGNATURE PAGE TO eTOYS INC.
                     SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                                   PURCHASERS:

                                   DYNAFUND LP



                                   By:  /s/ Denny R. S. Ko
                                      ------------------------------------------

                                   Name:  Denny R. S. Ko
                                        ----------------------------------------
                                                  (print)

                                   Title:  General Partner
                                         ---------------------------------------

                                   Address:  Illegible
                                           -------------------------------------
                                             Illegible
                                           -------------------------------------

                                   DYNAFUND INTERNATIONAL LP


                                   By:  /s/ Denny R. S. Ko
                                      ------------------------------------------

                                   Name:  Denny R. S. Ko
                                        ----------------------------------------
                                                  (print)

                                   Title:  General Partner
                                         ---------------------------------------

                                   Address:  Illegible
                                           -------------------------------------
                                             Illegible
                                           -------------------------------------

                             SIGNATURE PAGE TO eTOYS INC.
                     SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                                   PURCHASER:

                                   INTEL CORPORATION


                                   By:  /s/ Illegible
                                      ------------------------------------------

                                   Name:
                                        ----------------------------------------
                                                  (print)

                                   Title:
                                         ---------------------------------------

                                   Address:  2200 Mission College Blvd.
                                             Santa Clara, CA  95052
                                   Attn:     Treasurer


                             SIGNATURE PAGE TO eTOYS INC.
                     SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                                   PURCHASERS:

                                    /s/ Glen R. Van Ligten
                                   ---------------------------------------------
                                   Glen R. Van Ligten

                                   Address:  c/o Venture Law Group
                                             2800 Sand Hill Road
                                             Menlo Park, CA  94025


                                   ---------------------------------------------
                                   James L. Brock

                                   Address:  c/o Venture Law Group
                                             2800 Sand Hill Road
                                             Menlo Park, CA  94025


                            SIGNATURE PAGE TO eTOYS INC.
                    SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                                   PURCHASERS:

                                   HIGHLAND CAPITAL PARTNERS III LIMITED
                                   PARTNERSHIP

                                   By:  Highland Management Partners III
                                        Limited Partnership, its General Partner


                                   By:  /s/ Daniel J. Nova
                                      ------------------------------------------

                                   Name:  Daniel J. Nova
                                        ----------------------------------------
                                                       (print)

                                   Title:  General Partner
                                         ---------------------------------------

                                   Address:  c/o Highland Capital Partners
                                             Two International Place
                                             Boston, MA  02110


                                   HIGHLAND ENTREPRENEURS' FUND III
                                   LIMITED PARTNERSHIP

                                   By:  HEF III, LLC, its General Partner


                                   By:  /s/ Daniel J. Nova
                                      ------------------------------------------

                                   Name:   Daniel J. Nova
                                        ----------------------------------------
                                                       (print)

                                   Title:  Member
                                         ---------------------------------------

                                   Address:  c/o Highland Capital Partners
                                             Two International Place
                                             Boston, MA  02110


                            SIGNATURE PAGE TO eTOYS INC.
                    SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                                   PURCHASERS:

                                   idealab! CAPITAL PARTNERS I-A, LP
                                   By its General Partner,
                                   idealab! Capital Management I, LLC


                                   By:  /s/ William Elkus
                                      ------------------------------------------

                                   Name:  William Elkus
                                        ----------------------------------------
                                                       (print)

                                   Title:  Managing Member
                                         ---------------------------------------

                                   Address:  c/o idealab! Capital Partners
                                             130 West Union Street
                                             Pasadena, CA  91103


                                   idealab! CAPITAL PARTNERS I-B, LP
                                   By its General Partner,
                                   idealab! Capital Management I, LLC


                                   By:  /s/ Wiliam Elkus
                                      ------------------------------------------

                                   Name:  William Elkus
                                        ----------------------------------------
                                                  (print)

                                   Title:  Managing Member
                                         ---------------------------------------

                                   Address:  c/o idealab! Capital Partners
                                             130 West Union Street
                                             Pasadena, CA  91103

                            SIGNATURE PAGE TO eTOYS INC.
                    SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                                   PURCHASERS:

                                   BESSEMER VENTURE PARTNERS IV L.P.
                                   By:  Deer IV & Co. LLC, General Partner


                                   By:  /s/ Robert H. Buescher
                                      ------------------------------------------
                                   Name:     Robert H. Buescher
                                   Title:    Manager

                                   Address:  1400 Old Country Road, Suite 407
                                             Westbury, NY  11590


                                   BESSEMER VENTURE INVESTORS L.P.
                                   By:  Deer IV & Co. LLC, General Partner


                                   By:  /s/ Robert H. Buescher
                                      ------------------------------------------
                                   Name:     Robert H. Buescher
                                   Title:    Manager

                                   Address:  1400 Old Country Road, Suite 407
                                             Westbury, NY  11590


                                   BESSEC VENTURES IV L.P.
                                   By:  Deer IV & Co. LLC, General Partner


                                   By:  /s/ Robert H. Buescher
                                      ------------------------------------------
                                   Name:     Robert H. Buescher
                                   Title:    Manager

                                   Address:  1400 Old Country Road, Suite 407
                                             Westbury, NY  11590

                            SIGNATURE PAGE TO eTOYS INC.
                    SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                                   PURCHASERS:

                                   MOORE GLOBAL INVESTMENTS, LTD.
                                   By:  Moore Capital Management, Inc.
                                   Its:  Trading Advisor


                                   By:  /s/ Savvas Savvinidis
                                      ------------------------------------------

                                   Name:  Savvis Savvinidis
                                        ----------------------------------------
                                                       (print)

                                   Title:  Director of Operations
                                         ---------------------------------------
                                   Address:  c/o Citco Fund Services (Bahamas),
                                             Ltd.
                                             Bahamas Financial Center
                                             Charlotte & Shirley Street
                                             P.O. Box CB 13136
                                             Nassau, Bahamas


                                   REMINGTON INVESTMENTS STRATEGIES, L.P.
                                   By:  Moore Capital Advisors, L.L.C.
                                   Its:  General Partner


                                   By:  /s/ Savvas Savvinidis
                                      ------------------------------------------

                                   Name:  Savvas Savvinidis
                                        ----------------------------------------
                                                       (print)

                                   Title:  Director of Operations
                                         ---------------------------------------

                                   Address:  1251 Avenue of the Americas
                                             New York, New York  10020

                            SIGNATURE PAGE TO eTOYS INC.
                    SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                                   PURCHASERS:

                                   MULTI-STRATEGIES FUND, L.P.
                                   By:  Moore Capital Advisors, L.L.C.
                                   Its:  General Partner


                                   By:  /s/ Savvas Savvinidis
                                      ------------------------------------------

                                   Name:  Savvas Savvinidis
                                        ----------------------------------------
                                                       (print)

                                   Title:  Director of Operations
                                         ---------------------------------------

                                   Address:  1251 Avenue of the Americas
                                             New York, New York  10020


                                   MULTI-STRATEGIES FUND LTD.
                                   By:  Moore Capital Management, Inc.
                                   Its:  Trading Advisor


                                   By:  /s/ Savvas Savvinidis
                                      ------------------------------------------

                                   Name:  Savvas Savvinidis
                                        ----------------------------------------
                                                       (print)

                                   Title:  Director of Operations
                                         ---------------------------------------
                                   Address:  c/o Citco Fund Services (Bahamas),
                                             Ltd.
                                             Bahamas Financial Center
                                             Charlotte & Shirley Street
                                             P.O. Box CB 13136
                                             Nassau, Bahamas

                            SIGNATURE PAGE TO eTOYS INC.
                    SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                                   PURCHASER:

                                   SEQUOIA CAPITAL VIII
                                   SEQUOIA INTERNATIONAL
                                      TECHNOLOGY PARTNERS
                                   SEQUOIA INTERNATIONAL
                                      TECHNOLOGY PARTNERS Q
                                   CMS
                                   SEQUOIA 1997


                                   By:  /s/  Michael Moritz
                                      ------------------------------------------

                                   Name:  Michael Moritz
                                        ----------------------------------------
                                                       (print)

                                   Title:
                                         ---------------------------------------
                                   Address:  3000 Sand Hill Road
                                             Building 4, Suite 280
                                             Menlo Park, CA  94025

                            SIGNATURE PAGE TO eTOYS INC.
                    SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                                   PURCHASERS:

                                   VLG INVESTMENTS 1998


                                   By:  /s/ Joshua Pickus
                                      ------------------------------------------

                                   Name: Joshua Pickus
                                        ----------------------------------------
                                                       (print)

                                   Title: Partner
                                         ---------------------------------------

                                   Address:  c/o Venture Law Group
                                             2800 Sand Hill Road
                                             Menlo Park, CA  94025


                                   PURCHASER:

                                   /s/ Glen R. Van Ligten
                                   ---------------------------------------------
                                   Glen R. Van Ligten

                                   Address:  c/o Venture Law Group
                                             2800 Sand Hill Road
                                             Menlo Park, CA  94025

                            SIGNATURE PAGE TO eTOYS INC.
                    SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                                   PURCHASER:




                                   By:  /s/ Andrew J. Greenbaum
                                      ------------------------------------------

                                   Name:  Andrew J. Greenbaum
                                        ----------------------------------------
                                                       (print)

                                   Title:
                                         ---------------------------------------

                                   Address:c/o CD Radio Inc.
                                           -------------------------------------
                                           1180 Avenue of the Americas
                                           -------------------------------------
                                           New York, NY  10036

                                   PURCHASER:




                                   By:  /s/ David A. Hoddess
                                      ------------------------------------------

                                   Name:  David Hoddess
                                        ----------------------------------------
                                                       (print)

                                   Title:
                                         ---------------------------------------

                                   Address:  9925 Robbins
                                           -------------------------------------
                                             90212
                                           -------------------------------------


                                   PURCHASER:




                                   By:   /s/ Richard Nanula
                                      ------------------------------------------

                                   Name:  Richard Nanula
                                        ----------------------------------------
                                                       (print)

                                   Title:
                                         ---------------------------------------

                                   Address:
                                           -------------------------------------

                                           -------------------------------------


                                   PURCHASER:




                                   By:  /s/ Robert Sheriff
                                      ------------------------------------------

                                   Name:  Robert Sheriff
                                        ----------------------------------------
                                                       (print)

                                   Title:
                                         ---------------------------------------

                                   Address:  Illegible
                                           -------------------------------------

                                           -------------------------------------

                                   PURCHASER:




                                   By:  /s/ Thomas O. Staggs
                                      ------------------------------------------

                                   Name:  Thomas O. Staggs
                                        ----------------------------------------
                                                       (print)

                                   Title:
                                         ---------------------------------------

                                   Address:
                                           -------------------------------------

                                           -------------------------------------

                                   PURCHASER:




                                   By:  /s/ Wesley Hein
                                      ------------------------------------------

                                   Name:  Wesley Hein
                                        ----------------------------------------
                                                       (print)

                                   Title:
                                         ---------------------------------------

                                   Address:  779 Latimer Road
                                           -------------------------------------
                                           Santa Monica, CA  90402
                                           -------------------------------------


                                   PURCHASER:




                                   By:  /s/ Michael J. Riccio, Jr.
                                      ------------------------------------------

                                   Name:  Michael J. Riccio, Jr.
                                        ----------------------------------------
                                                       (print)

                                   Title:
                                         ---------------------------------------

                                   Address:  101 Federal Street
                                           -------------------------------------
                                             Boston, MA  02110
                                           -------------------------------------


                                   PURCHASER:



                                   By:  /s/ Stephen E. Paul
                                      ------------------------------------------

                                   Name:  Stephen E. Paul
                                        ----------------------------------------
                                                       (print)


                                         ---------------------------------------

                                   Address:  109 Ocean Front Walk
                                           -------------------------------------
                                             Venice, CA  90291
                                           -------------------------------------


                                   PURCHASER:

                                   SLK I PARTNERS

                                   By: /s/ Stephen E. Paul
                                      ------------------------------------------

                                   Name: Stephen E. Paul
                                        ----------------------------------------

                                   Title: Partner
                                         ---------------------------------------

                                   Address:  109 Ocean Front Walk
                                           -------------------------------------
                                             Venice, CA  90291
                                           -------------------------------------


                            SIGNATURE PAGE TO eTOYS INC.
                    SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                                      EXHIBITS



Exhibit A -    Schedule of Purchasers

Exhibit B -    Form of Second Amended and Restated Certificate of Incorporation

Exhibit C -    Schedule of Exceptions to Representations and Warranties

Exhibit D -    Form of Amended and Restated Investors' Rights Agreement

Exhibit E -    Form of Amended and Restated Right of First Refusal and Co-Sale
               Agreement

Exhibit F -    Form of Amended and Restated Voting Agreement

Exhibit G -    Form of Legal Opinion of Venture Law Group

Exhibit H -    Form of Addendum Agreement

Exhibit I -    Form of Intel Letter Agreement

                                     EXHIBIT A



                               SCHEDULE OF PURCHASERS

                                  EXHIBIT A
                            SCHEDULE OF PURCHASERS

                                                      SERIES B PREFERRED
NAME                                                        STOCK                      PURCHASE PRICE
                                                          (SHARES)                (CASH/WIRE TRANSFER)
Highland Capital Partners III Limited Partnership             3,651,579   $              7,680,000.95
Highland Entrepreneurs' Fund III Limited Partnership            152,149   $                319,999.78
DynaFund L.P.                                                   419,406   $                882,094.70
DynaFund International L.P.                                     531,526   $              1,117,905.48
idealab! Capital Partners I-A, LP                               574,550   $              1,208,393.56
idealab! Capital Partners I-B, LP                               138,648   $                291,604.47
Entities Affiliated with Bessemer Venture Partners            1,426,397   $              2,999,998.17
Entities Affiliated with Sequoia Capital                      2,377,330   $              5,000,000.46
                                                      -----------------   ---------------------------
SUBTOTAL:                                                     9,271,585   $             19,499,997.57


                                                      SERIES B PREFERRED
NAME                                                        STOCK                      PURCHASE PRICE
                                                          (SHARES)                (CASH/WIRE TRANSFER)
Moore Global Investments, Ltd.                                  760,697   $              1,599,897.93
Remington Investment Strategies, L.P.                           108,292   $                227,759.73
Multi-Strategies Fund, L.P.                                      60,162   $                126,532.72
Multi-Strategies Fund Ltd.                                      274,101   $                576,489.22
                                                      -----------------   ---------------------------

SUBTOTAL:                                                     1,203,252   $              2,530,679.61

TOTAL:                                                    10,474,837.00   $             22,030,677.18
                                                      -----------------   ---------------------------
                                                      -----------------   ---------------------------


                                     EXHIBIT B


                        FORM OF SECOND AMENDED AND RESTATED
                            CERTIFICATE OF INCORPORATION

                                  (See Exhibit 3.1)

                                     EXHIBIT C



                             SCHEDULE OF EXCEPTIONS TO
                           REPRESENTATIONS AND WARRANTIES

               SCHEDULE OF EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

                                     June 4, 1998

     This confidential Schedule of Exceptions (the "SCHEDULE") is delivered pursuant to Section 2 of the Series B Preferred Stock Purchase Agreement (the "AGREEMENT") by and between eToys Inc., a Delaware corporation ("eTOYS" or the "COMPANY") and the purchasers listed on EXHIBIT A to the Agreement (the "PURCHASERS").

     The section numbers in the Schedule correspond to the section numbers in the Agreement; however, any information reasonably disclosed under any section number of the Schedule shall be deemed to be disclosed and incorporated into any other section number under the Agreement to which it pertains, whether or not the specific section numbers are indicated below. All capitalized terms herein shall have the meanings given them in the Agreement, unless otherwise indicated in the Schedule.

     Copies of agreements, plans, policies and other documents referred to herein (the "DOCUMENTS") have been made available to the Purchasers. The foregoing, however, does not modify or limit the representations and warranties of the Company in Section 2 of the Agreement or the right of the Purchasers to rely thereon.

2.2

     As of May 6, 1998, the Company issued certain convertible promissory notes to Moore Global Investments, Ltd., Remington Investments Strategies, L.P., Multi-Strategies Fund Ltd. and Multi-Strategies Fund, L.P. (the "SERIES B CONVERTIBLE NOTES").

     The Company has an agreement to issue Stephen Paul an option to acquire 125,000 shares of Common Stock. In addition, the Company has agreed to sell Mr. Paul 50,000 shares of the Company's Common Stock at 50,000 shares of the Company's Series B Preferred Stock.

2.7

     The filing of the Restated Certificate will be necessary to consummate the transactions contemplated by the Agreement.

2.8

     [intentionally omitted]

2.9

     The Company has filed an application for trademark registration with the United States Patent and Trademark Office for the mark "ETOYS." The Company is in the process of preparing an application for trademark registration with the United States Patent and Trademark Office for the mark "TOYSEARCH."

     Pursuant to a Letter Agreement, dated March 14, 1997, by and between idealab! and Elliot Portwood Productions, Elliot Portwood Productions agreed to transfer to idealab! the domain names "eToys.com" and "e-toys.com" for certain consideration. In March 1997, the Company entered into an agreement with idealab! pursuant to which the rights to these domain names were transferred and assigned by idealab! to eToys.

     [intentionally omitted]

2.10

     The Company did not timely file notices under the securities laws of the states of Colorado, Maryland and Washington in connection with the issuance and sale of promissory notes and warrants. These issuances were made to two purchasers in the state of Colorado and to one purchaser in the states of Maryland and Washington, respectively. The Company is currently in the process of making these notice filings.

2.11 (a)

     In June 1997, the Company issued and sold 2,500,000 shares of Common Stock to Toby Lenk pursuant to a Stock Purchase Agreement.

     In June 1997, the Company issued and sold an aggregate of 833,334 shares of Common Stock to Frank Han pursuant to two Stock Purchase Agreements.

     In June 1997, the Company issued and sold 6,466,667 shares of Common Stock to idealab!, an affiliate of the Company. In November 1997, pursuant to a letter agreement, idealab! returned 360,000 shares of Common Stock of the Company to the Company in the form of a capital contribution.

     Each of the Company's officers and directors have entered into proprietary information and inventions agreements with the Company.

     During 1997, the Company reimbursed Frank Han for approximately $10,000 in expenses incurred by Mr. Han on behalf of the Company.

     During 1997, the Company reimbursed Toby Lenk for approximately $15,000 in expenses incurred by Mr. Lenk on behalf of the Company.

     The Company has entered into an indemnification agreement with each of its current directors and with Frank Han.

     The Company has an informal policy of reimbursing Peter Hart, a director of the Company, for travel expenses associated with his attendance at Board of Director meetings. In addition, the Company has an informal agreement with Peter Hart pursuant to which Mr. Hart provides consulting services to the Company in exchange for monthly option grants for 3,500 shares of Common Stock and cash compensation of $6,500 per month.

2.11 (b)

     The Company is party to the following contracts that that involve
(i) obligations (contingent or otherwise) of, or payments to, the Company in excess of, $10,000 , (ii) the license of a patent, copyright, trade secret or other proprietary right to or from the Company, or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products:

     Engagement Letter, dated July 9, 1997, by and between the Company and Alexander Communications, Inc., as amended.

     Lease, dated July 15, 1997, by and between the Company and E.A. Three, Ltd. (the "WAREHOUSE LEASE").

     Client Agreement, dated July 24, 1997, by and between Digital Boardwalk, Inc. and the Company.

     Lease, dated August 21, 1997, by and between the Company and Martin H. Waldman and Hal Spector (the "OFFICE LEASE").

     Lease, dated September 29, 1997, by and between the Company and IKON Office Solutions (copier lease) (the "COPIER LEASE").

     Content License Agreement, dated October 1, 1997, by and between the Company and Dr. Stevanne Auerbach.

     Interactive Marketing Agreement, dated as of October 1, 1997, by and between the Company and America Online, Inc.

     Network Advertising Agreement, effective as of November 1, 1997, by and between the Company and Excite.

     Content and Services Agreement, dated as of October 1, 1997, by and between WebTV Network, Inc. and the Company.

     Shopping Development - Merchant Services Agreement, dated as of
     November 10, 1997, by and between GTE Media Ventures Incorporated and the Company.

     Market Square Agreement, effective as of October 27, 1997, by and between AT&T Corp. and the Company.

     The Company is a party to an agreement with FoneMart pursuant to which the Company rents its phone system on a month to month basis (the "PHONE SYSTEM LEASE").

     The Company is a party to an agreement with Worldcom pursuant to which the Company is provided with long distance telephone service and internet access on a monthly basis.

     Advertising Insertion Orders No. 6964 and 6979, dated as of July 9, 1997 and July 10, 1997, respectively, by and between the Company and Yahoo! Inc.

     Sponsorship Agreement, dated as of July 17, 1997, by and between the Company and Netscape Communications Corporation.

     Internet Advertising Insertion Orders, dated as of July 17, 1997, by and between the Company and SOFTBANK Interactive Marketing, Inc.

     Advertiser Agreements, dated as of July 10, 1997, July 16, 1997, and July 16, 1997, by and between the Company and Infoseek.

     Global Center Service Order No. E-Toys 0001.1.

     Master Service Agreement, dated as of November 26, 1997, by and between Global Center, Inc. and the Company.

     [intentionally omitted]

     Yahoo! Insertion Order #9945 dated as of November 1, 1997.

     Netscape Sponsorship Agreement dated as of February 18, 1998.

     Be Free Affiliate Provider Agreement dated as of March 10, 1998.

     Lycos Advertising Contract dated as of March 25, 1998.

     Nix, Hilton & Associates On Target Advertising Agreement dated as of March 30, 1998.

     Letter Agreement with Kalis & Savage Advertising dated as of April 8, 1998.

     Offer Letter to Steven Paul dated May 22, 1998.

     The Company enters into purchase orders in the ordinary course of business pursuant to which it purchases inventory for ultimate resale to customers. The dollar amounts of such purchase orders exceed $25,000 in the aggregate and in some cases exceed $10,000 individually.

     The Company enters into affiliate license agreements in the ordinary course of business pursuant to which it supplies the affiliate with artwork and text that can be placed on the affiliate's site and can act as a link to the Company's site. The dollar amounts covered by such license agreements exceed $25,000 in the aggregate and in some cases exceed $10,000 individually.

     The Company has advanced the salaries of certain employees in an amount of approximately $10,000 in the aggregate.

2.11 (c)

     Since the Company's inception, idealab! has paid for $100,000 in expenses incurred by the Company. In November 1997, the Company and idealab! entered into a letter agreement pursuant to which idealab! agreed to forgive the Company's repayment of such $100,000 amount.

2.12

     The Company has entered into letter agreements with both Intel Corporation and the DynaFund entities providing for certain Board visitation rights. In connection with the Series B Convertible Note financing, the Company agreed that if Moore Global Investments, Ltd., Remington Investments Strategies, L.P., Multi-Strategies Fund, L.P. and Multi-Strategies Fund Ltd. (collectively, the "BRIDGE INVESTORS") collectively were to convert at least $4,000,000 of the outstanding principal amount of the Series B Convertible Notes into shares of the Company's capital, the Company will permit one representative (the "OBSERVER") on behalf of the Bridge Investors, collectively, to attend all meetings of the Company's Board of Directors and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity. The Company anticipates that it will grant Board visitation rights to certain of the Purchasers.

2.13

     Since the Company's inception, idealab! has paid for $100,000 in expenses incurred by the Company. In November 1997, the Company and idealab! entered into a letter agreement pursuant to which idealab! agreed to forgive the Company's repayment of such $100,000 amount.

2.16

     The Company leases certain warehouse space under the Warehouse Lease and office space under the Office Lease. The Company also leases a copier and its phone system under the Copier Lease and the Phone System Lease.

2.17

     The Company's financial statements have not been prepared in accordance with generally accepted accounting principles.

2.18 (n)

     [intentionally omitted]

     The Company has recently hired Steven Paul as the Company's Vice President of Business Development, commencing June 1, 1998. Pursuant to the terms of Mr. Paul's offer letter, the Company will loan Mr. Paul the necessary funds to enable him to purchase up to 175,00 shares of Common Stock and up to 50,000 shares of Series B

Preferred Stock, subject to subject to the execution of full recourse promissory notes in favor of the Company that accrue interest at the minimum applicable federal rate.


2.21

     The Company does not currently have in effect fire insurance and receives casualty coverage through idealab!

2.22

     The Company has adopted a stock option plan.

     The restricted stock grants to Edward Lenk, Frank Han and Phil Polishook each accelerate in full upon a change of control. The restricted stock grant to Steven Paul accelerates with respect to one year of vesting upon termination without cause following a change of control.

                                     EXHIBIT D



              FORM OF AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


                                (See Exhibit 10.9)

                                     EXHIBIT E



                FORM OF AMENDED AND RESTATED RIGHT OF FIRST REFUSAL
                               AND CO-SALE AGREEMENT
                                (see Exhibit 10.11)

                                     EXHIBIT F



                   FORM OF AMENDED AND RESTATED VOTING AGREEMENT


                                (See Exhibit 10.10)

                                     EXHIBIT G



                               FORM OF LEGAL OPINION
                                        OF
                                 VENTURE LAW GROUP

                                    June 17, 1998


To the Purchasers of Series B Preferred
Stock of eToys, Inc. Listed
on EXHIBIT A to the Series B Preferred Stock
Addendum Agreement

Ladies and Gentlemen:

     We have acted as counsel for eToys Inc., a Delaware corporation (the "COMPANY"), in connection with the sale by the Company to you of 1,411,812 shares of the Company's Series B Preferred Stock (the "SHARES") pursuant to the Series B Preferred Stock Addendum Agreement (the "PURCHASE AGREEMENT") dated June 17, 1998 among the Company and the persons listed on EXHIBIT A attached thereto (the "PURCHASERS"), and the negotiation, execution and delivery by the Company of the Amended and Restated Investors' Rights Agreement dated June 4, 1998 (the "INVESTORS' RIGHTS AGREEMENT"), the Amended and Restated Right of First Refusal and Co-Sale Agreement dated June 4, 1998 (the "CO-SALE AGREEMENT") and the Amended and Restated Voting Agreement dated June 4, 1998. This opinion is given to you in compliance with Section 5.3 of the Purchase Agreement. The Purchase Agreement, the Investors' Rights Agreement, the Co-Sale Agreement and the Voting Agreement are referred to herein collectively as the "AGREEMENTS." Unless defined herein, capitalized terms have the meaning given them in the Agreements.

     In rendering this opinion, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined originals or copies of documents, corporate records and other writings which we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on original documents, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. In making our examination of documents executed by entities other than the Company, we have assumed that each other entity had the power to enter into and perform all its obligations thereunder and we also have assumed the due authorization by each such other entity of all requisite actions and the due execution and delivery of such documents by each such other entity.

     Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge or belief, it is intended to signify that in the course of our representation of the Company in connection with the transactions referred to in the first paragraph hereof, no information has come to the attention of Glen R. Van Ligten or

Mitchell S. Zuklie (the only lawyers at Venture Law Group working on this transaction) that would give them actual knowledge of the existence or absence of such facts. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company.

     In rendering the opinion set forth in paragraph (c) below relating to the fully paid status of all of the issued shares of capital stock of the Company, we have relied without independent verification on the Management Certificate of the President of the Company (the "OPINION CERTIFICATE"), to the effect that the Company has received the consideration approved by the Board of Directors for all of the issued shares of capital stock of the Company.

     In rendering the opinion set forth in paragraph (c) below to the extent they relate to the status of the capitalization of the Company, we have relied without further investigation on our review of the stock records of the Company and statements in the Opinion Certificate relating to the capitalization of the Company.

     In rendering the opinion set forth in paragraph (a) below, (a) in order to determine in which states qualification is appropriate, we have assumed that qualification may be required only in those states in which the Company own or lease real property, maintain offices or have employees, and we have relied on the Company's listing of those states in the Opinion Certificate, and (b) as to the qualification and good standing of the Company in the states so identified in such Opinion Certificate, we have relied exclusively on certificates of public officials, although we have not obtained tax good standing certificates (other than a Delaware long-form good standing certificate and a California franchise tax certificate for the Company) and no opinion is provided with respect to tax good standing (other than with respect to the Company in California).

     In rendering the opinion in paragraph (e) below, we have reviewed and are providing an opinion only with respect to those Contractual Obligations (as defined in the Opinion Certificate), judgments and orders set forth in the Opinion Certificate, and have assumed that the governing law (exclusive of California laws relating to conflicts of laws) of each such Contractual Obligation is California. We have not, however, reviewed the covenants in the Contractual Obligations that contain financial ratios and other similar financial restrictions, and no opinion is provided with respect thereto.

     In rendering the opinion expressed in paragraph (h) below, we have assumed and express no opinion with respect to the following: (a) that the representations and warranties of the Purchasers set forth in the Agreements are true and complete; and (b) the accuracy and completeness of the information provided by the Company to the Purchasers in connection with such offer and sale. We have also assumed the accuracy of, and have relied upon, the Company's representations to us that the Company has made no offer to sell the Shares by means of any "GENERAL SOLICITATION," as defined in Regulation D under the Securities Act or the "PUBLICATION OF ANY ADVERTISEMENT" (as defined under the California Corporate Securities Law of 1968, as amended, and the regulations thereunder) and that no offer or sale of the Shares has been made or will be made in any states other than California and New York.

     The opinions hereinafter expressed are subject to the following further qualifications:

          (i) Our opinions are qualified by the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

          (ii) Our opinions are qualified by the limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Agreements; and the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material;

          (iii) A requirement that provisions of the Agreements may only be waived in writing will not be enforced to the extent an oral agreement has been executed modifying provisions of the Agreements;

          (iv) Our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities;

          (v) The effect of judicial decisions which may permit the introduction of extrinsic evidence to modify the terms or the interpretation of the Agreements;

          (vi) The enforceability of provisions of the Agreements providing for arbitration of disputes to the extent that arbitration of a particular dispute would be against public policy;

          (vii) The enforceability of provisions of the Agreements which purport to establish evidentiary standards or to make determinations conclusive;

          (viii) The enforceability of provisions of the Agreements which purport to establish particular courts as the forum for the adjudication of any controversy relating to the Agreements;

          (ix) The enforceability of provisions of the Agreements expressly or by implication waiving broadly or vaguely stated rights, or waiving rights granted by law where such waivers are against public policy;

          (x) The enforceability of provisions of the Agreements providing that rights or remedies are not exclusive, that every right or remedy is cumulative, or that the election of a particular remedy or remedies does not preclude recourse to one or more other remedies.

          (xi) We express no opinion as to compliance with applicable antifraud statutes, rules or regulations of applicable state and federal laws concerning the issuance or sale of securities; and

          (xii) Provisions in the Investors' Rights Agreement purporting to provide for indemnification and contribution under certain circumstances may be unenforceable.

          (xiii) We express no opinion as to the enforceability of the Voting Agreement.

          Based upon and subject to the foregoing, and except as set forth in the Schedule of Exceptions, we are of the opinion that:

     (a) The Company is a corporation duly organized and existing under the laws of the State of Delaware, and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each state in which the failure to be so qualified would have a material adverse effect on the Company.

     (b) The Company has the requisite corporate power and authority to execute and deliver the Agreements, to sell and issue the Shares thereunder, to issue the Common Stock issuable upon conversion of the Shares and to carry out and perform its obligations under the terms of the Agreements.

     (c) The authorized capital stock of the Company consists or will, upon the filing of the Amended and Restated Certificate of Incorporation (the "RESTATED CERTIFICATE"), consist of 50,000,000 shares of Common Stock, par value $0.0001 per share, 11,007,259 of which are issued and outstanding prior to the Closing Date, and 18,926,423 shares of Preferred Stock, par value $0.0001 per share, 7,039,744 of which have been designated Series A Preferred Stock (the "SERIES A PREFERRED"), 6,318,017 of which are issued and outstanding prior to the Closing Date, and 11,886,649 of which have been designated Series B Preferred Stock ("SERIES B PREFERRED"), 8,097,507 of which are issued and outstanding prior to the Closing. All of such issued and outstanding shares are validly issued, fully paid and nonassessable. The Company has reserved 18,926,423 shares of Common Stock for issuance upon conversion of Preferred Stock and 721,757 shares of Series A Preferred for issuance upon the exercise of outstanding warrants (the "SERIES A WARRANTS"). There are options outstanding for the purchase of 1,903,000 shares of Common Stock under the Company's 1997 Stock Option Plan, 74,167 shares have been exercised thereunder and 3,822,833 shares of Common Stock are available for issuance thereunder. To our knowledge, except as described above, there are no preemptive rights, options or warrants or other conversion privileges or rights presently outstanding to purchase any of the authorized but unissued stock of the Company, other than the rights of first refusal set forth in Section 2.3 of the Investors' Rights Agreement, which rights of first refusal have been waived with respect to the issuance of the Stock.

     (d) All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of the Agreements by the Company, the authorization, sale, issuance and delivery of the Shares (and the Common Stock issuable upon conversion thereof) and the performance of all of the Company's obligations under the Agreements, including, without limitation, the execution and filing with the Secretary of State of the State of Delaware of the Restated Certificate, has been taken. The Agreements constitute valid and binding obligations of the Company enforceable in accordance with their terms. The Shares have been validly issued, and are fully paid and nonassessable and have the rights, preferences and privileges described in the Restated Certificate; the shares of Common Stock issuable upon conversion of the Shares have been duly and validly reserved and, when issued in compliance with the provisions of the Purchase Agreement and the Restated Certificate, will be validly issued, fully paid and nonassessable.

     (e) The execution, delivery and performance of and compliance with the Agreements, and the issuance of the Shares and the Common Stock issuable upon conversion of the Shares, have not resulted and will not result in any material violation of, or conflict with, or constitute a material default under (i) the Restated Certificate or the Company's Bylaws, (ii) any Contractual Obligation to which the Company is a party or by which it is bound or (iii) any statute, rule or regulation known to us of Federal or California law or Delaware corporate law, or any judgment or order set forth in the Opinion Certificate.

     (f) To our knowledge, there are no actions, suits, proceedings or investigations pending or threatened against the Company, or its properties before any court or governmental agency that, either in any case or in the aggregate, might result in any materially adverse change in the business or financial condition of the Company or any of its properties or assets, or in any material impairment of the right or ability of the Company to carry on its business as now conducted, or in any material liability on the part of the Company, and none that questions the validity of the Agreements or any action taken or to be taken in connection therewith.

     (g) No consent, approval or authorization of or designation, qualification, regulation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Agreements, or the offer, sale or issuance of the Shares (and the Common Stock issuable upon conversion thereof), or the consummation of any other transaction contemplated by the Agreements, except the notice filing required by Section 25102(f) of the California Corporate Securities Law of 1968, as amended.

     (h) The offer, sale and issuance of the Shares to be issued in conformity with the terms of the Purchase Agreement and the issuance of the Common Stock, if any, to be issued upon conversion thereof, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and exempt from the qualification requirements of the California Corporate Securities Law of 1968, as amended.

We express no opinion as to matters governed by any laws other than the laws of the State of California, the general corporate law of the State of Delaware and the federal law of the United States of America. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the Agreements or the transactions contemplated thereby.

This opinion is furnished to you pursuant to Section 5.3 of the Purchase Agreement and is solely for your benefit and may not be relied on by, nor may copies be delivered to, any other person without our prior written consent. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinion expressed herein.

                              Sincerely,

                              VENTURE LAW GROUP,
                              A Professional Corporation



GVL

                                     EXHIBIT H


                             FORM OF ADDENDUM AGREEMENT
                                      eTOYS INC.

                         ADDENDUM TO SERIES B PREFERRED STOCK
                                  PURCHASE AGREEMENT

     This Addendum to Series B Preferred Stock Purchase Agreement (the "ADDENDUM") is made as of the 17th day of June, 1998 by and among eToys Inc., a Delaware corporation (the "COMPANY"), and the individuals and entities listed on the signature page attached hereto (the "ADDITIONAL PURCHASERS").

                                       RECITALS

     On June 3, 1998, the Company entered into a Series B Preferred Stock Purchase Agreement (the "PURCHASE AGREEMENT") with certain investors set forth on EXHIBIT A attached thereto. The Purchase Agreement provides in
Section 1.2(c) thereof that additional investors may, under conditions set forth therein, become parties to the Purchase Agreement at any time on or before June 17, 1998.

                                      AGREEMENT

     In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

     1.   AUTHORIZATION AND SALE OF PREFERRED STOCK.

          1.1 AUTHORIZATION OF PREFERRED STOCK. The Company will, prior to the Closing (as defined in Section 2.1 below), authorize the issuance pursuant to this Addendum of up to 1,411,812 shares of its Series B Preferred Stock (the "ADDITIONAL SHARES"). The rights, preferences, privileges and restrictions of the Series B Preferred Stock are as set forth in the Company's First Amended and Restated Certificate of Incorporation attached as EXHIBIT B to the Purchase Agreement (the "RESTATED CERTIFICATE").

          1.2 SALE OF PREFERRED STOCK. Subject to the terms and conditions hereof, at the Closing (as defined in Section 2.1 hereof) the Company will issue and sell to each Additional Purchaser, and each Additional Purchaser severally agrees to purchase from the Company, that number of Additional Shares specified opposite such Additional Purchaser's name on EXHIBIT A hereto, at a cash purchase price of $2.1032 per share. Each of the Additional Purchasers, by their signatures hereto, shall hereby (i) become parties to the Purchase Agreement, (ii) be considered a "PURCHASER" for all purposes under the Purchase Agreement and (iii) have all the rights and obligations of a Purchaser thereunder. The Additional Shares acquired by the Additional Purchasers hereunder shall be considered "STOCK" for all purposes under the Purchase Agreement, as amended.

     2.   CLOSING; DELIVERY.

          2.1 CLOSING. The closing of the purchase and sale of the Additional Shares hereunder (the "CLOSING") shall be held at the offices of Venture Law Group, Menlo Park, California, at 12:00 p.m., on June 17, 1998, or at such other time and place as the Company and the Additional Purchasers may agree.

          2.2 DELIVERY. At the Closing, the Company will deliver to each Additional Purchaser a certificate representing the number of Additional Shares set forth opposite such Additional Purchaser's name on EXHIBIT A, against payment of the purchase price therefor by each Additional Purchaser by wire transfer to the Company.

     3.   DISCLOSURE; CAPITALIZATION.

          3.1 DISCLOSURE. Each Additional Purchaser hereby acknowledges receipt of the Purchase Agreement and the exhibits thereto. The Company affirms to each Additional Purchaser that:

               (i) The representations and warranties of the Company set forth in Section 2 of the Purchase Agreement were true and accurate when made;

               (ii) Those representations and warranties, which are incorporated herein by this reference and made a part hereof, remain true and accurate in all material respects as of the date hereof, except (A) for changes resulting from the transactions contemplated in the Purchase Agreement and
(B) as set forth in the Schedule of Exceptions to Representations and Warranties attached hereto as EXHIBIT B.

               (iii) The conditions to closing set forth in Section 4 of the Purchase Agreement and in Section 5 hereof have been satisfied, provided that the conditions set forth in Section 4.1 of the Purchase Agreement shall include references to changes in the Company's representations and warranties and the Company's status, respectively, as set forth herein and in the Exhibits attached hereto, and resulting from the consummation of the transactions contemplated by the Purchase Agreement.

          3.2 CAPITALIZATION. Immediately prior to the Closing, the authorized capital of the Company shall consist of:

               (i) 18,926,423 shares of Preferred Stock, of which 7,039,774 shares have been designated Series A Preferred Stock, 6,318,017 shares of which are issued and outstanding and 11,886,649 shares of Series B Preferred Stock, of which 8,097,507 shares are issued and outstanding. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate. All of the outstanding shares of Preferred Stock have been duly authorized and fully paid and are nonassessable and issued in compliance with all applicable securities laws.

               (ii) 50,000,000 shares of Common Stock, 11,007,259 shares of which are issued and outstanding, and all such shares have been duly authorized and fully paid and are nonassessable and issued in compliance with all applicable securities laws.

               (iii) Based in part upon the representations of each Purchaser in this Addendum and subject to the provisions of Section 2.6 of the Purchase Agreement, the Stock (and the Common Stock issuable upon conversion thereof) has been issued or will be issued in compliance with all applicable federal and state securities laws.

               (iv) Except for (A) conversion privileges of the Preferred Stock, (B) outstanding options to purchase 1,903,000 shares of Common Stock granted to certain employees of the Company pursuant to the terms of the Company's 1997 Stock Plan duly adopted by the Board of Directors (the "STOCK PLAN") and (C) a warrants to purchase 721,757 shares of Series A Preferred Stock issued to certain investors, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock. The Company has reserved 5,800,000 shares of Common Stock for issuance upon exercise of options under the Stock Plan. Options to purchase 3,822,833 shares of Common Stock are currently available for grant, at the discretion of the Board of Directors, to officers, directors, employees and consultants pursuant to the Stock Plan. Except as otherwise contemplated herein, the Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

     4. REPRESENTATIONS AND WARRANTIES OF ADDITIONAL PURCHASERS. Each Additional Purchaser acknowledges that such Additional Purchaser has reviewed the representations and warranties set forth in Section 3 of the Purchase Agreement and agrees with the Company that such representations and warranties, which are incorporated herein by this reference and made a part hereof, are true and correct as of the date hereof as they relate to such Additional Purchaser's purchase of the Additional Shares hereunder.

     5. CONDITIONS TO ADDITIONAL PURCHASERS' OBLIGATIONS AT CLOSING. The obligation of each Additional Purchaser to purchase the Additional Shares at the Closing is subject to the fulfillment to such Additional Purchaser's satisfaction at or prior to the Closing of the following conditions:

          5.1 REPRESENTATIONS AND WARRANTIES CORRECT; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct on the date of the Closing with the same force and effect as if they had been made on and as of said date, subject to changes contemplated by this Addendum; and the Company shall have performed all obligations and conditions herein required to be performed or observed by it at or prior to the Closing.

          5.2 CONSENTS AND WAIVERS. The Company shall have obtained any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Addendum.

          5.3 LEGAL OPINION. Upon request, each of the Additional Purchasers will be entitled to receive from Venture Law Group, A Professional Corporation, legal counsel for the Company, a legal opinion substantially in the form delivered to the investors pursuant to Section 4.6 of the Purchase Agreement.

     6. CONDITIONS TO COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company under Sections 1.1 and 1.2 of this Addendum are subject to the fulfillment at or before the Closing of each of the following conditions:

          6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Additional Purchaser contained in Section 4 hereof shall be true at the Closing.

          6.2 CONSENTS AND WAIVERS. The Company shall have obtained any and all consents and waivers necessary or appropriate for the Purchasers to become parties to the Investors' Rights Agreement, the Voting Agreement and the Co-Sale Agreement and for the consummation of the transactions contemplated by this Addendum.

     7.   MISCELLANEOUS.

          7.1 INCORPORATION BY REFERENCE. The provisions set forth in Section 6 of the Purchase Agreement (other than Section 6.6) are incorporated herein by this reference and made a part hereof.

          7.2 NOTICES. Any notice required or permitted by this Addendum shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or sent by overnight courier telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or fax number (as set forth below or in the Purchase Agreement or on Exhibit A hereto or thereto, or as subsequently modified by written notice) and (a) if to the Company, with a copy to Venture Law Group, A Professional Corporation, 2800 Sand Hill Road, Menlo Park, California 94025, Attention Glen R. Van Ligten or (b) if to the Purchasers, with a copy to Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, Massachusetts, 02110, Attention:
Michael J. Riccio, Jr.

          7.3 COUNTERPARTS. This Addendum may be executed in any number of counterparts, each of which may be executed by less than all of the Additional Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.


                              [Signature Page Follows]

     The parties hereto have executed this Addendum as of the date first set forth above.

                                   eTOYS, INC.



                                   By:
                                        ----------------------------------------
                                        Edward C. Lenk

                                   Title:  President and Chief Executive Officer

                                   Address:

                                   Fax Number:



                            SIGNATURE PAGE TO eTOYS INC.
                           ADDENDUM TO PURCHASE AGREEMENT

                                   ADDITIONAL PURCHASERS:



                                   By:
                                        ----------------------------------------

                                   Name:
                                        ----------------------------------------
                                        (Print)

                                   Title:
                                         ---------------------------------------
                                         (If applicable)

                                   Address:
                                             -----------------------------------

                                             -----------------------------------

                                   Fax:
                                             -----------------------------------


                            SIGNATURE PAGE TO eTOYS INC.
                           ADDENDUM TO PURCHASE AGREEMENT

                                     EXHIBIT A

                         SCHEDULE OF ADDITIONAL PURCHASERS


NAME                                           SHARES        PURCHASE PRICE
Andrew J. Greenebaum                          23,773         $    49,999.37

David A. Hodess                               11,886         $    24,998.64

Richard Nanula                                47,546         $    99,998.75

Robert Sheriff                                23,773         $    49,999.37

Thomas O. Staggs                              17,829         $    37,497.95

Wesley Hein                                   23,773         $    49,999.37

Glen R. Van Ligten                             1,188         $     2,498.60

VLG Investments 1998                           9,510         $    20,001.43

Michael J. Riccio, Jr.                         4,754         $     9,998.61

SLK I Partners                               118,866         $   249,998.97

Intel Corporation                            950,931         $ 1,999,998.08

Stephen E. Paul                               50,000         $   105,160.00

Moore Global Investments, Ltd.                80,911         $   170,172.00

Remington Investments Strategies, L.P.        11,518         $    24,224.65

Multi-Strategies Fund, L.P.                    6,399         $    13,458.38

Multi-Strategies Fund Ltd.                    29,155         $    61,318.80
                                              ------         --------------

TOTAL:                                     1,411,812         $ 2,969,322.97
                                           ---------         --------------
                                           ---------         --------------

                                     EXHIBIT B

                               SCHEDULE OF EXCEPTIONS


All exceptions listed from the Schedule of Exceptions dated June 4, 1998 are expressly incorporated herein.

                                     EXHIBIT I


                           FORM OF INTEL LETTER AGREEMENT

                                  INTEL CORPORATION



                                    June __, 1998






To:  The Parties Listed Below

     Re:  SERIES B PREFERRED STOCK FINANCING OF eTOYS INC.

Ladies and Gentlemen:

     Reference is made to (i) the Series B Preferred Stock Purchase Agreement, dated as of June __, 1998, by and among eToys Inc. (the "COMPANY") and certain investors (the "NEW INVESTORS") listed on EXHIBIT A thereto (the "PURCHASE AGREEMENT") and (ii) the Amended and Restated Investors' Rights Agreement, dated as of June __, 1998, by and among the Company, the New Investors, certain prior investors (the "PRIOR INVESTORS") listed on EXHIBIT B thereto, Edward C. Lenk and Frank C. Han (THE "RIGHTS AGREEMENT").

     On December 19, 1997, the Company and the Prior Investors entered into the "INTEL LETTER AGREEMENT" in the form attached hereto as EXHIBIT A. The New Investors hereby agree that by their signature hereto, they shall become parties to, and obligated by, the Intel Letter Agreement; provided, however, that nothing in this Agreement shall prevent the New Investors from disclosing any non-proprietary information learned about the Company to such New Investors' limited partners or other investors, consistent with such New Investors' disclosure obligations to such limited partners or other investors.

     All exhibits to this letter are incorporated herein and made a part hereof.

     Please indicate your acceptance of this letter as a part of the Purchase Agreement and the Rights Agreement by countersigning in the space provided below.


                                   AGREED AND ACCEPTED:

                                   NEW INVESTORS:

                                   [Signatures intentionally omitted. See
                                    signature pages to Series B Preferred
                                    Stock Purchase Agreement.]


                      SIGNATURE PAGE TO INTEL LETTER AGREEMENT eTOYS INC. SERIES B PREFERRED FINANCING